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                                                                     Exhibit l.4

                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                 617  951-8000
                               Fax  617  951-8736

                                November 14, 2001

     As special Massachusetts counsel for Nuveen North Carolina Dividend Advantage Municipal Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on October 17, 2001.


     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ BINGHAM DANA LLP